Exhibit 99.1
GigaCloud Technology Inc Announces Second Quarter and Six Months Ended June 30, 2026 Financial Results
— Delivers another Quarter of Record Revenue and EPS —
EL MONTE, Calif., August 6, 2026 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the second quarter and six months ended June 30, 2026, reporting record second quarter revenue and earnings per share over the comparable prior year period.
Second Quarter 2026 Financial Highlights
•Total revenues of $411.6 million, increased 27.6% year-over-year.
•Gross profit of $105.6 million, increased 37.3% year-over-year.
Gross margin was 25.6%, compared to 23.9% in the second quarter of 2025.
•Net income of $42.3 million, increased 22.3% year-over-year.
Net income margin was 10.3%, compared to 10.7% in the second quarter of 2025.
Diluted EPS increased 27.5% year-over-year to $1.16.
•Adjusted EBITDA1 of $60.4 million, increased 39.5% year-over-year.
Adjusted EPS – diluted2 of $1.65, increased 44.7% year-over-year.
•Cash and cash equivalents, Restricted cash, and Investments totaled $378.6 million as of June 30, 2026, a 9.2% decrease from December 31, 2025.
Year-to-Date 2026 Financial Highlights
•Total revenues of $771.1 million, increased 29.7% year-over-year.

•Gross profit of $191.4 million, increased 36.0% year-over-year.
Gross margin was 24.8%, compared to 23.7% in the first half of 2025.

•Net income of $80.5 million, increased 30.5% year-over-year.
Net income margin was 10.4%, compared to 10.4% in the first half of 2025.
Diluted EPS increased 38.6% year-over-year to $2.19.

•Adjusted EBITDA of $106.0 million, increased 38.6% year-over-year.
Adjusted EPS – diluted of $2.89, increased 47.4% year-over-year.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 21.3% year-over-year to $1,744.8 million for the 12 months ended June 30, 2026.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 27.0% year-over-year to $962.3 million for the 12 months ended June 30, 2026. 3P seller GigaCloud Marketplace GMV represented 55.2% of total GigaCloud Marketplace GMV for the 12 months ended June 30, 2026.
•Active 3P sellers5 increased 26.1% year-over-year to 1,465 for the 12 months ended June 30, 2026.
•Active buyers6 increased 17.1% year-over-year to 12,823 for the 12 months ended June 30, 2026.
•Spend per active buyer7 was $136,069 for the 12 months ended June 30, 2026.
“This marks our sixteenth quarterly report. Over the years, the market has weathered numerous ups and downs, yet we have remained consistent – because true value creation has never been about chasing the latest trends, but about discipline and focus, day in and day out,” said Larry Wu, Founder and Chief Executive Officer. “This quarter, we once again proved with record revenue and earnings per share that steadiness is not mediocrity, but the strongest defense against uncertainty. Going forward, we will continue to tune out the noise, stay the course, execute with discipline, and deliver sustainable long-term value for our shareholders.”
“Our strong balance sheet and cash generation continue to provide the flexibility to execute our capital allocation strategy dynamically,” said Erica Wei, Chief Financial Officer. “We accelerated our share repurchases to approximately $30 million in the second quarter and deployed an additional $18 million post June 30, 2026, capitalizing on recent market volatility and the resulting pricing dislocation. With approximately $30 million remaining and two years left on our prior authorization – insufficient for opportunistic execution – we have cancelled our existing plan in favor of a new three-year $120 million program We remain firmly committed to disciplined capital allocation and building value for our long-term shareholders.”
Business Outlook
The Company expects its total revenues to be between $375 million and $400 million in the third quarter of 2026. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
On August 13, 2025, the Company’s Board of Directors approved a $111.0 million share repurchase program (the “2025 Program”). The 2025 Program became effective on August 17, 2025 and will remain in effect for a period of three years. During the second quarter of 2026, we repurchased 758,612 of our Class A ordinary shares at a total consideration of approximately $30.0 million. Subsequent to the second quarter of 2026, the Company has repurchased an aggregate of 491,831 Class A ordinary shares in the open market at a total consideration of approximately $17.7 million pursuant to a repurchase plan under Rule 10b5-1 of the Exchange Act. As of August 5, 2026, approximately $29.6 million remained unutilized under the 2025 Program. On August 5, 2026, the Company’s Board of Directors approved a new $120.0 million share repurchase program (the “2026 Program”). The 2026 Program became effective on August 6, 2026 and will remain in effect for a period of three years, while the 2025 Program was terminated on the same date.
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

Conference Call
The Company will host a conference call to discuss its financial results at 8:00 am U.S. Eastern Time on August 6, 2026. Participants can access the conference call at https://dpregister.com/DiamondPassRegistration/register?confirmationNumber=10210427&linkSecurityString=1046d15dde9 by entering their details to receive a call that will connect them to the conference. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery and payments to logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation and amortization, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations

Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$334,497	$379,780
Restricted cash	739	760
Investments	43,334	36,316
Accounts receivable, net	91,707	65,973
Inventories	218,004	188,298
Prepayments and other current assets	41,957	19,535
Total current assets	730,238	690,662
Non-current assets
Operating lease right-of-use assets	456,704	431,455
Property and equipment, net	37,852	32,281
Intangible assets, net	4,624	4,978
Goodwill	12,900	12,586
Deferred tax assets	15,546	12,981
Other non-current assets	15,849	17,516
Total non-current assets	543,475	511,797
Total assets	$1,273,713	$1,202,459

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	June 30, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$86,128	$105,407
Contract liabilities	5,437	6,459
Current operating lease liabilities	121,374	100,326
Income tax payable	7,666	17,509
Accrued expenses and other current liabilities	125,333	112,547
Contingent consideration	3,368	—
Total current liabilities	349,306	342,248
Non-current liabilities
Operating lease liabilities, non-current	384,108	368,321
Deferred tax liabilities	734	797
Finance lease obligations, non-current	774	690
Non-current income tax payable	4,768	4,604
Total non-current liabilities	390,384	374,412
Total liabilities	$739,690	$716,660
Commitments and contingencies	$—	$—

Shareholders’ equity
Treasury shares, at cost (nil and 237,269 shares held as of June 30, 2026 and December 31, 2025, respectively)	$—	$(7,126)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 29,331,394 and 29,637,687 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	1,467	1,495
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 6,870,674 and 7,276,732 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	343	363
Additional paid-in capital	91,454	88,674
Accumulated other comprehensive income (loss)	(111)	1,527
Retained earnings	440,870	400,866
Total shareholders’ equity	534,023	485,799
Total liabilities and shareholders’ equity	$1,273,713	$1,202,459

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Service revenues	$120,826	$96,924	$237,366	$190,992
Product revenues	290,817	225,682	533,765	403,520
Total revenues	411,643	322,606	771,131	594,512
Cost of revenues
Services	106,715	85,856	213,345	165,012
Products	199,372	159,806	366,384	288,830
Total cost of revenues	306,087	245,662	579,729	453,842
Gross profit	105,556	76,944	191,402	140,670
Operating expenses
Selling and marketing expenses	36,182	24,778	67,424	43,336
General and administrative expenses	19,164	13,031	28,926	27,371
Research and development expenses	2,691	3,184	5,049	5,677
Losses on disposal of property and equipment	8	108	13	120
Total operating expenses	58,045	41,101	101,412	76,504
Operating income	47,511	35,843	89,990	64,166
Interest expense	(106)	(32)	(226)	(55)
Interest income	3,058	2,814	6,042	5,435
Foreign currency exchange gains (losses), net	(847)	647	(1,127)	1,439
Others, net	293	1,682	1,147	2,474
Income before income taxes	49,909	40,954	95,826	73,459
Income tax expense	(7,574)	(6,402)	(15,367)	(11,761)
Net income	$42,335	$34,552	$80,459	$61,698
Foreign currency translation adjustment, net of nil income taxes	317	879	265	1,290
Net unrealized gain (loss) on available-for-sale investments	5	(1)	(3)	(7)
Intra-entity foreign currency transactions gain (loss)	(240)	3,386	(1,849)	5,022
Release of foreign currency translation reserve related to liquidation of subsidiaries	(18)	—	(51)	(1)
Total other comprehensive income (loss)	64	4,264	(1,638)	6,304
Comprehensive Income	$42,399	$38,816	$78,821	$68,002
Net income per ordinary share
—Basic	$1.16	$0.91	$2.20	$1.58
—Diluted	$1.16	$0.91	$2.19	$1.58
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	36,531,397	38,073,239	36,607,246	39,041,373
—Diluted	36,546,441	38,106,956	36,658,585	39,117,361

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$80,459	$61,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,431	4,189
Share-based compensation	11,590	4,253
Operating lease	11,703	3,026
Changes in accounts receivables	(19,247)	(9,679)
Changes in inventories	(22,743)	(8,934)
Changes in prepayments and other assets	(22,058)	30
Changes in accounts payable, accrued expenses and other current liabilities	(10,277)	(53)
Changes in contract liabilities	(843)	1,296
Changes in income tax payable	(9,517)	(6,906)
Changes in deferred income taxes	(1,154)	(1,195)
Other operating activities	4,360	317
Net cash provided by operating activities	26,704	48,042
Cash flows from investing activities:
Purchases of property and equipment	(7,784)	(3,972)
Disposals of property and equipment	104	109
Acquisitions, net of cash acquired	(14,284)	—
Purchases of investments	(42,825)	(67,301)
Sales and maturities of investments	35,793	46,986
Net cash used in investing activities	(28,996)	(24,178)
Cash flows from financing activities:
Repayment of finance lease obligations	(300)	(178)
Repurchases of ordinary shares	(42,298)	(46,029)
Net cash used in financing activities	(42,598)	(46,207)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(414)	2,709
Net decrease in cash, cash equivalents and restricted cash	(45,304)	(19,634)
Cash, cash equivalents and restricted cash at the beginning of the period	380,540	260,444
Cash, cash equivalents and restricted cash at the end of the period	$335,236	$240,810
Supplemental disclosure of cash flow information
Cash paid for interest expense	$226	$55
Cash paid for income taxes	$25,894	$19,839
Non-cash investing and financing activities:
Purchase of property and equipment under finance leases	$695	$695
Contingent consideration and consideration payable	$3,325	$—

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands)		(In thousands)
Net Income	$42,335	$34,552	$80,459	$61,698
Add: Income tax expense	7,574	6,402	15,367	11,761
Add: Interest expense	106	32	226	55
Less: Interest income	(3,058)	(2,814)	(6,042)	(5,435)
Add: Depreciation and amortization	2,205	2,140	4,431	4,189
Add: Share-based compensation expenses	11,245	3,026	11,590	4,253
Adjusted EBITDA	$60,407	$43,338	$106,031	$76,521
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income per ordinary share – diluted	$1.16	$0.91	$2.19	$1.58
Adjustments, per ordinary share:
Add: Income tax expense	0.21	0.17	0.42	0.30
Add: Interest expense	—	—	0.01	—
Less: Interest income	(0.08)	(0.07)	(0.16)	(0.14)
Add: Depreciation and amortization	0.05	0.06	0.11	0.11
Add: Share-based compensation expenses	0.31	0.07	0.32	0.11
Adjusted EPS – diluted	$1.65	$1.14	$2.89	$1.96

Weighted average number of ordinary shares outstanding - diluted	36,546,441	38,106,956	36,658,585	39,117,361